EXHIBIT 99.77


                             NOTE PURCHASE AGREEMENT


                  NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of June 26, 2006, by and between Vyteris Holdings (Nevada), Inc., a Nevada corporation ("Seller"), and Spencer Trask Specialty Group, LLC, a Delaware limited liability company ("Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Seller desires to issue to Buyer, and Buyer desires to purchase from Seller, a convertible subordinated promissory note, substantially in the form of EXHIBIT A hereto, in the principal amount of $500,000 (the "Note");

                  WHEREAS, Seller has agreed to effect the registration of the shares of Common Stock underlying the Note under the Securities Act of 1933, as amended, pursuant to a registration statement substantially in the form of EXHIBIT B hereto (the "Registration Rights Agreement"); and

                  WHEREAS, Seller, pursuant to that certain securities purchase agreement dated as of August 19, 2005, as same may be amended from time to time ("Securities Purchase Agreement") issued a series of senior secured convertible debentures, including debentures issued after the original issuance date (the "Debentures") in the aggregate principal amount of $10.5 million (the "Senior Debt").

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

                  1.   SALE AND PURCHASE OF THE NOTE
                       -----------------------------

                  1.1. SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 hereof), Seller shall issue to Buyer, and Buyer shall purchase from Seller, for the Purchase Price (as defined in Section 1.2(a) hereof), the Note.

                  1.2. PURCHASE PRICE AND PAYMENT.
                       --------------------------

                       (a) PURCHASE PRICE. The purchase price for the Note shall be $500,000 (the "Purchase Price").

                       (b) PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer on the Closing Date (as defined in Section 2.1 hereof) via federal funds wire transfer(s) of immediately available funds, in accordance with written instructions provided to Buyer prior to the date hereof.

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                  2.   CLOSING.
                       -------

                  2.1. TIME AND PLACE. The closing of the sale and purchase of the Note (the "Closing") shall be deemed to take place at the offices of Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, New York, at 10:00 a.m., local time, on the date hereof, or at such later time or date as Buyer and Seller may mutually agree in writing. The date upon which the Closing shall occur is herein called the "Closing Date".

                  2.2. CLOSING DELIVERIES.
                       ------------------

                       (a) SELLER DELIVERIES. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                            (i) the duly executed Note;

                            (ii)   the   duly   executed   Registration   Rights
Agreement; and

                            (iii) copies of any consents necessary to effectuate
this Agreement and to consummate the transactions contemplated hereby.

                       (b) BUYER DELIVERY. At the Closing, Buyer shall deliver or cause to be delivered to Seller the Purchase Price.

                  3.   TERMS OF THE NOTE.
                       -----------------

                  3.1. AMOUNT. The principal amount of the Note shall be $500,000.

                  3.2. MATURITY. Unless otherwise converted into the Conversion Shares (as defined in Section 3.4 hereof) in accordance with the provisions hereof, the Note shall mature on December 1, 2008, unless such date shall be otherwise extended in writing by Buyer, in its sole discretion (such date, the "Maturity Date"). On the Maturity Date, unless, and to the extent, converted into Conversion Shares in accordance with the provisions hereof, all outstanding principal and any accrued and unpaid interest due and owing under the Note shall be immediately paid by Seller.

                  3.3. INTEREST; INTEREST RATE; PAYMENT. (a) The Note shall bear interest (other than interest accruing as a result of a failure by Seller to pay any amount when due as set forth in clause (b) below) at a rate equal to ten (10%) percent (the "Interest Rate") per annum on a 360-day year. Interest (other than interest accruing as a result of a failure by Seller to pay any amount when due as set forth in subparagraph (b) below) shall be due and payable in cash semi-annually in arrears following the end of each semi-annual period, commencing with the semi-annual period ended June 30, 2006, pro rated for partial periods; PROVIDED, HOWEVER, that any interest accruing on overdue amounts pursuant to subparagraph (b) of this Section 3.3 shall be payable on demand.

                       (b) If all or a portion of the principal amount of the Note or any interest payable thereon shall not be repaid when due whether on the applicable repayment date, by acceleration or otherwise, such overdue amounts shall bear interest at a rate per annum that is three percent (3%) above the


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Interest Rate (I.E., 13%) from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                       (c) All payments to be made by Seller hereunder or pursuant to the Note shall be made, without setoff or counterclaim, in lawful money of the United States by check or wire transfer in immediately available funds.

                  3.4. CONVERSION. (a) Subject to Sections 3.4(b) and 3.5 hereof, at any time prior to the Maturity Date, the Seller shall have the option to convert the entire principal and interest accrued and owing on the Note, or any portion of the principal and/or interest thereof, into shares (the "Conversion Shares") of Common Stock at the Conversion Price. For purposes hereof, "Conversion Price" shall mean $2.40 per share; PROVIDED, that if at any time on or after the issuance date of the Note, Seller subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Conversion Price shall be proportionately reduced, or if Seller combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, the Conversion Price shall be proportionately increased.

Upon conversion, Buyer shall be entitled to receive the number of Conversion Shares calculated by dividing the amount being converted by the Conversion
Price. No fractional shares of Conversion Shares shall be issued upon conversion. In lieu of any fractional shares to which Buyer would otherwise be entitled, Seller shall pay cash in an amount equal to such fraction multiplied by the Conversion Price. The Note shall not be subject to automatic conversion or to any conversion at the option of Seller.

                       (b) Notwithstanding the provision of Section 3.4(a), if an equity security or other derivative security convertible or exercisable into an equity security of the Company ("Applicable Security") is sold in connection with a Qualified Financing (as hereinafter defined) at any time prior to payment in full of the principal balance of the Note, all of the principal and interest due thereunder shall automatically become converted into the Applicable Security with the same rights and privileges granted to investors in the Qualified Financing. The number of Applicable Securities received upon conversion pursuant to this Section 3(b) shall be determined by dividing the aggregate principal amount due under the Note, together with any accrued but unpaid interest to the date of conversion, by the price per Applicable Security paid in the Qualified Financing. For the purposes of the Note, a "Qualified Financing" shall mean the Company's next private financing of Applicable Securities to investors (i) yielding aggregate gross proceeds (exclusive of conversion of the Note) to the Company of at least $500,000 and (ii) which does not invoke or trigger the provisions of Section 4(b) of the Debentures or Section 6(c) of the Warrants (as such term is defined in the Securities Purchase Agreement.

                  3.5. CONVERSION PROCEDURES. In order to exercise the conversion rights set forth in Section 3.4(a) hereof, Buyer shall surrender the Note, appropriately endorsed, to Seller at Seller's principal office, accompanied by written notice to Seller setting forth the amount of principal and interest to be converted, the name or names (with address(es)) in which the Conversion Shares issuable upon such conversion shall be issued and registered on the books of Seller. For purposes hereof, the "Conversion Date" shall be

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deemed to be the date the Note and notice is received by Seller for  conversion.
Within five (5) business days after the Conversion Date, Seller shall deliver to Buyer (i) a stock certificate for the Conversion Shares or (ii) a notice certified by Seller's Secretary that the Conversion Shares due on such conversion have been issued to and registered on the books of Seller in the name or names specified by Buyer. In the case of conversion of less than the entire principal of and interest under the Note, Seller shall cancel said Note and shall execute and deliver a new Note of like tenor for the unconverted amount of the Note dated the date of execution by Seller upon initial issuance of the Note notwithstanding any subsequent substitution.

                  3.6. SUBORDINATION. The Note is expressly and fully subordinated, as to payment and liquidation, to the payment in full of the Debentures and the Obligations (as such term is defined in the Securities Purchase Agreement) and the holder of the Note acknowledges and agrees that the Seller is expressly restricted from pre-paying any amounts in respect of the principal of the Note (upon acceleration or otherwise) until payment in full of the Debentures. The holder of this Note shall not commence any judicial or other collection efforts or exercise any other remedies prior to the date that is ninety-one (91) days following the payment in full of the Debentures. The Note is, and is intended to be, "Subordinated Debt" as such term is defined in the Securities Purchase Agreement.

                  3.7. PREPAYMENT RIGHTS UPON MERGER, CONSOLIDATION, ETC. (a) If, prior to the Conversion Date, but subject to the provisions of Section 3.6 above, Seller proposes to consolidate with, or merge into, another corporation or entity, or to effect any sale or conveyance to another corporation or entity of all or substantially all of the assets of Seller, or effect any other corporate reorganization, in which the stockholders of the Seller immediately prior to such consolidation, merger or reorganization own capital stock of the entity surviving such merger, consolidation or reorganization representing less than fifty (50%) percent of the combined voting power of the outstanding securities of such entity immediately after such consolidation, merger or reorganization (collectively, a "Liquidation Event"), then Seller shall provide Buyer with at least ten (10) days' prior written notice of any such proposed action, and Buyer will, at its option, have the right to demand immediate prepayment of all amounts due and owing under the Note. Buyer will give Seller written notice of such demand within five (5) days after receiving notice of the Liquidation Event. All amounts (including all accrued and unpaid interest) due and owing under the Note shall be paid by Seller to Buyer within five (5) days from the date of such written notice via federal funds wire transfer(s) of immediately available funds, in accordance with written instructions to be provided to Seller by Buyer within at least two (2) business days after giving Seller such written notice. The provisions of this Section 3.7(a) shall similarly apply to successive consolidations or mergers.

                       (b) Except as set forth in Sections 3.6, 3.7(a) and 9 hereof, Seller shall not prepay prior to the Maturity Date all or part of this Note without the express written consent of Buyer.

                  3.8  INTENTIONALLY DELETED
                       ---------------------

                  3.9 ASSURANCES WITH RESPECT OF CONVERSION RIGHTS. Seller shall not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the

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observance  or  performance  of any of the  terms to be  observed  or  performed hereunder by Seller but shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of Buyer against impairment.

                  4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as follows:

                  4.1 DUE ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently contemplated. Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the locations of its property requires such qualification, except where the failure to do so would not have a material adverse effect on Seller's business, operations, assets or condition (financial or otherwise).

                  4.2 POWER AND AUTHORITY. Seller has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements contemplated by this Agreement (including, without limitation, the Note and the Registration Rights Agreement) and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies. When executed and delivered by Seller at the Closing, each of the Note and the Registration Rights Agreement will be the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

                  4.3. CAPITALIZATION. The capitalization of the Seller as of the date of this Agreement, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Seller's stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Note) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Note is set forth on Schedule 4.3 hereto. All issued and outstanding shares of capital stock of the Seller have been validly issued, fully paid and non-assessable. Except as disclosed on Schedule 4.3 hereto, the Seller owns all of the capital stock of each subsidiary, which capital stock is validly issued, fully paid and non-assessable, and no shares of the capital stock of the Seller or any of the subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Seller or any such subsidiary or any liens created by or through the Seller or any such subsidiary. Except as disclosed on Schedule 4.3 or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or


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commitments  of any  character  whatsoever  relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Seller or any of the subsidiaries, or arrangements by which the Seller or any of the subsidiaries is or may become bound to issue additional shares of capital stock of the Seller or any of the subsidiaries (whether pursuant to anti-dilution, "reset" or other similar provisions). Schedule 4.3 identifies all Debt of the Seller and the subsidiaries currently outstanding in excess of $100,000 individually or in the aggregate as of the date hereof.

         4.4. FINANCIAL STATEMENTS; OTHER INFORMATION. Seller has filed with the Securities and Exchange Commission ("Commission") all reports, schedules, registration statements and definitive proxy statements that Seller was required to file with Commission on or after December 31, 2004 (collectively, the "SEC DOCUMENTS"). Seller is not aware of any event occurring or expected to occur as of the date of this Agreement (other than the transactions effected hereby) that would require the filing of, or with respect to which Seller intends to file, a Form 8-K after the date of this Agreement. Each SEC Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act of 1933, as amended ("Securities Act") or Securities Exchange Act of 1934, as amended ("Exchange Act"), as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that are required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in Schedule 4.4, Seller has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business that, under GAAP, are not required to be reflected in the financial statements included in Schedule 4.4. Except as set forth in
Schedule 4.4, as of their respective dates, the financial statements of Seller included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. The financial statements included in the SEC Documents have been and will be prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto,
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements, or (iii) as set forth in the SEC Documents), and fairly present in all material respects the financial position of Seller as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

                  4.5. AUTHORIZATION OF THE NOTE AND CONVERSION SHARES. All corporate action on the part of Seller necessary for the authorization, issuance, sale and/or delivery of the Note and the capital stock issuable upon conversion of the Note (the "Conversion Shares") has been taken and when issued, sold and delivered in accordance with this Agreement and/or the Note, the Conversion Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive, first refusal or any other similar rights of any stockholder of Seller or others.


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

                  4.6 COMPLIANCE WITH LAWS. To its knowledge, Seller is in compliance in all material respects with all Federal, state, local and foreign laws, statutes, ordinances, regulations, orders, judgments, injunctions, awards or decrees (collectively, "Laws") applicable to it or any of its properties or operations. Seller has not received any notice of material violation or alleged material violation of any Law by it. Seller has all material licenses, permits, orders and approvals of Federal, state, local and foreign governmental or regulatory bodies necessary for the conduct of its business and operations as presently conducted.

                  4.7 NO BREACH; CONSENTS. Except as set forth on SCHEDULE 4.7 hereto, the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (i) result in any lien, pledge, mortgage, security interest, claim, lease, charge, option, easement, servitude or other encumbrance whatsoever (collectively, "Liens") upon any of the property of Seller (other than in favor of Buyer) or
(ii) violate, conflict with or breach any of the terms and conditions of, result in a material modification of, accelerate or trigger the rights of any person under, or constitute (or with notice or lapse of time or both would constitute) a default under (a) any material instrument, contract or other agreement to which Seller is a party or by or to which it or any of its properties is bound or subject; (b) Seller's Certificate of Incorporation or By-laws (and all amendments thereto up through the date hereof); or (c) any Law applicable to Seller or any of its properties or operations. Except as set forth on SCHEDULE 4.7, no consent, approval or authorization of, or declaration or filing with, any governmental authority, stockholder of Seller or other person is required on the part of Seller in connection with the execution, delivery or performance of this Agreement or the consummation by it of the transactions contemplated hereby.

                  4.8 LITIGATION. Except as set forth on SCHEDULE 4.8 hereto, there are no material suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to Seller's knowledge, threatened against or affecting Seller or any of its properties or assets. There are no judgments, orders, injunctions, decrees or awards against Seller that are not satisfied or remain outstanding.

                  4.9. BROKERS. Neither Seller nor any of Seller's officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement and no fee is or will be due and owing to any broker or finder in connection with the transactions contemplated by this Agreement.

                  4.10 INTELLECTUAL PROPERTY. All of Seller's (i) trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, (ii) patents and patent applications, and (iii) licenses with respect to the use of patents or trademarks owned by other parties, are set forth on SCHEDULE 4.10 hereto. Except as set forth on SCHEDULE 4.10, there is not pending nor, to Seller's knowledge, threatened any claim, suit or action contesting or challenging the rights of Seller in or to any of the material item of intellectual property owned or used by Seller in the conduct of its business (the "Intellectual Property") or the validity of any of the Intellectual Property. To Seller's knowledge, there is no infringement upon or unauthorized use of any of the Intellectual Property by any third party. No officer, director, equityholder or affiliate of Seller nor any of their respective associates has any right to or interest in any of the Intellectual Property, including, without limitation, any right to payments (by


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royalty or otherwise) in respect of any use or transfer thereof.

                  4.11  PERFORMANCE  OF  AGREEMENTS.  Except  as  set  forth  on
SCHEDULE 4.11 hereto, no default by Seller exists in the due performance under any material agreement to which Seller is a party or to which any of its assets is subject.

                  4.12 NO WAIVER OF PRIOR OR FUTURE DEFAULTS. Seller hereby acknowledges and agrees that this Agreement and Buyer's purchase from Seller of the Note, pursuant to the terms and conditions hereof, shall not constitute or operate as a waiver or release of any default, or any future defaults, under the Default Notes.

                  5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

                  5.1 DUE ORGANIZATION. Buyer is a duly organized legal entity, validly existing and in good standing under the laws of the state of its organization.

                  5.2 POWER OF BUYER. Buyer has the requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

                  5.3 NO BREACH. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or constitute (or with notice or lapse of time or both would constitute) a default under (i) any of the organizational documents of Buyer; (ii) any material instrument, contract or other agreement to which Buyer is a party or by or to which it or any of its properties is bound or subject; or (iii) any Law applicable to Buyer or any of its properties or operations.

                  5.4 GOVERNMENTAL AND OTHER CONSENTS. No consent, approval or authorization of, or declaration or filing with, any governmental authority or other person is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement by it or the consummation of the transactions contemplated hereby.

                  5.5 INVESTMENT REPRESENTATIONS. Buyer is acquiring the Note (the "Securities"), and any capital stock issuable upon exercise of the Securities, for Buyer's own account, for investment and not with a view to, or for sale in connection with, any distribution of such securities or any part thereof. Buyer (i) has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks involved in purchasing the Securities, (ii) is able to bear the economic risks involving in purchasing the Securities, (iii) is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (iv) has had the opportunity to ask questions of, and receive answers from, Seller and persons acting on Seller's behalf concerning Seller's business, management, and financial affairs and the terms and conditions of the Securities. Buyer's state of residence is New York.

                  5.6. NO BROKER. Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

                  6.   COVENANTS AND AGREEMENTS.
                       ------------------------

                  6.1 PRE-CLOSING COVENANTS AND AGREEMENTS. The parties hereto covenant and agree to perform or take any and all such actions to effectuate the following from the date hereof until the earlier of the Closing Date or the termination of this Agreement:

                  (a) FURTHER ASSURANCES. Each of the parties shall, prior to or at the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby, and in the Note and the Registration Rights Agreement. Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to its obligation to effect the Closing, including promptly obtaining any consents required in connection herewith.

                  (b) ADDITIONAL DISCLOSURE. Seller shall promptly notify Buyer of, and furnish Buyer with, any information it may reasonably request with respect to the occurrence of any event or condition or the existence of any fact that would cause any of the conditions to Buyer's obligation to consummate the transactions contemplated by this Agreement not to be fulfilled.

                  6.2 POST-CLOSING COVENANTS AND AGREEMENTS. Buyer and Seller covenant and agree from and after the Closing Date to perform or take the following actions:

                  (a) RESERVE FOR CONVERSION SHARES. Seller shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or other securities for the purpose of issuing Common Stock or other securities upon the conversion of the Note. If at any time the number of authorized but unissued shares of Common Stock or other securities shall not be sufficient to satisfy the conversion of the Note, if any, Seller shall forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or other securities to such number of shares as shall be sufficient for such purpose. If any capital reorganization or any Liquidation Event of Seller shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification or Liquidation Event, lawful and adequate provisions shall be made whereby the holder of the Note shall thereafter, upon conversion, have the right to receive such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock into which the Note held at the time of such capital reorganization, reclassification or Liquidation Event is convertible.

                  7.   CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE.
                       --------------------------------------------------------

                  7.1 CLOSING. The obligation of Buyer to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by Buyer in writing:

                  (a) AGREEMENTS AND CONDITIONS. On or before the Closing Date, Seller shall have complied with and duly performed and satisfied in all material respects all agreements and conditions on its part to be complied with and performed by such date pursuant to this Agreement.

                  (b)   CONSENTS.   Seller  shall  have  obtained  any  consents
necessary to effectuate this Agreement and to consummate the transactions contemplated hereby and delivered copies thereof to Buyer.

                  (c) NOTE. Seller shall have duly executed and delivered to Buyer the Note.

                  (d) REGISTRATION RIGHTS AGREEMENT. Seller shall have duly executed and delivered to Buyer the Registration Rights Agreement.

                  8.  CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE.
                      ---------------------------------------------------------

                  8.1 CLOSING. The obligation of Seller to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by Seller in writing:

                  (a) AGREEMENTS AND CONDITIONS. On or before the Closing Date, Buyer shall have complied with and performed and satisfied in all material respects all agreements and conditions to be complied with and performed by such date pursuant to this Agreement.

                  (b) PAYMENT OF PURCHASE PRICE. Buyer shall have paid to Seller the Purchase Price.

                  (c) REGISTRATION RIGHTS AGREEMENT. Buyer shall have duly executed and delivered to Seller the Registration Rights Agreement.

                  9. EVENTS OF DEFAULT. If any of the following events (each, an "Event of Default") shall occur and be continuing:

                  (i) Seller shall fail to pay any amount payable under the Note within three (3) business days after such payment becomes due in accordance with the terms thereof;

                  (ii) Seller shall fail to pay when due (following the expiration of applicable notice and cure periods, if any), whether upon acceleration, prepayment obligation or otherwise, any indebtedness and/or other sums payable, individually or in the aggregate, involving an amount in excess of $100,000;

                  (iii) Any representation or warranty made or deemed made by Seller herein or in any other agreement, certificate or instrument contemplated by this Agreement or that is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall have been incorrect in any material respect on or as of the date made or deemed made;

                  (iv) Seller shall default, in any material respect, in the observance or performance of any other agreement contained in this Agreement or any other agreement or instrument contemplated by this Agreement, and such default shall continue unremedied for a period of twenty (20) days after notice to Seller of such default;

                  (v) Seller shall substantially curtail, alter, modify or change its business operations, as reasonably determined by Buyer; or

                  (vi) (a) Seller shall  commence any case,  proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment or a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Seller shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against Seller any case, proceeding or other action of a nature referred to in clause (a) above that (A) results in the entry of an order for relief of any such adjudication of appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (c) there shall be commenced against Seller any case, proceeding other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (d) Seller shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (a), (b) or (c) above; or (e) Seller shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, then, and in any such event, but in all events subject to the provisions of Section 3.6 above, (x) if such event is an Event of Default specified in subsection (vi) above of this Section 9 with respect to Seller, automatically the Note (with all accrued and unpaid interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable, and (y) if such event is any other Event of Default, Buyer may, by written notice to Seller, declare the Note (with all accrued and unpaid interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 9, presentation, demand, protest and all other notices of any kind are hereby expressly waived by Seller.

                  10.   MISCELLANEOUS.

                  10.1. PUBLICITY. Subject to the requirements of the Federal securities laws, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Buyer and Seller jointly.

                  10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      If to Seller:

                           Vyteris Holdings (Nevada), Inc.
                           13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                           Attention: Chief Executive Officer
                           Facsimile: (201) 796-6057

                           With a copy (which copy shall not constitute notice) to:

                           Lowenstein Sandler PC
                           65 Livingston Avenue
                           Roseland, New Jersey 07068
                           Attention: Peter H. Ehrenberg, Esq.
                           Facsimile: (973) 597-2400

                  (ii)     If to Buyer:

                           Spencer Trask Specialty Group, LLC
                           535 Madison Avenue
                           New York, NY  10022
                           Attention: Bruno Lerer, Esq.
                           Facsimile: (212) 486-7392

                           With a copy (which copy shall not constitute notice) to:

                           Littman Krooks LLP
                           655 Third Avenue, 20th Floor
                           New York, NY  10016
                           Attention: Mitchell C. Littman, Esq.
                           Facsimile: (212) 490-2990

                  10.3. ENTIRE AGREEMENT; EXERCISE OF RIGHTS. (a) This Agreement (including the Schedules and Exhibits hereto) and the other Loan Documents (as defined in Section 10.6 hereof) embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each of the parties hereto and no waiver of any provision of this

Agreement, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure on the part of a party to exercise, and no delay in exercising, any right under this Agreement, or any agreement contemplated hereby, shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Agreement, or any agreement contemplated hereby, preclude any other or further exercise thereof or the exercise of any other right.

                  10.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.

                  10.5. EXPENSES. Seller and Buyer shall, subject to the immediately succeeding sentence, bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, brokers or finders, and accountants.

                  10.6. TRANSFERABILITY. Subject to securities laws restrictions of general applicability, this Agreement, the Note and the Registration Rights Agreement (collectively, the "Loan Documents") and all rights hereunder and thereunder are freely and separately transferable and assignable, in whole or in part, by Buyer. The foregoing transferees and assignees shall be entitled to the rights provided in the Loan Documents. Seller may not assign or delegate any of its obligations under the Loan Documents without the prior written consent of Buyer. For purposes hereof, a sale or exchange by Seller of all or substantially all of its assets shall constitute an assignment/delegation requiring Buyer's prior written consent.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement on the date first above written.

                                            SPENCER TRASK SPECIALTY GROUP, LLC


                                            By: /s/ Kevin B. Kimberlin
                                                --------------------------------
                                                 Name:  Kevin B. Kimberlin
                                                 Title: Nonmember Manager


                                            VYTERIS HOLDINGS (NEVADA), INC.


                                            By: /s/ Timothy McIntyre
                                                --------------------------------
                                                 Name: Timothy McIntyre
                                                 Title: Chief Executive Officer

                                    EXHIBIT A
                                    ---------


                                  Form of Note

                                    EXHIBIT B
                                    ---------


                      Form of Registration Rights Agreement

                                    SCHEDULES
                                    ---------